EXHIBIT 99.77D

ITEM 77D/77Q1(b) - POLICIES WITH RESPECT TO SECURITIES INVESTMENTS:

On January 24, 2012, Form Type 497, ACCESSION NO. 0001193125-12-021333, a
supplement to the registration statement of Wanger Advisors Trust on behalf of Wanger Select was filed with the SEC. It is hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The supplement disclosed, among other things, a change to the diversification.